Exhibit 99.1

PerkinElmer Announces Financial Results for the Third Quarter of 2018

  GAAP revenue growth of 22% to $674.3 million; Core organic revenue growth of 7%
  GAAP earnings per share from continuing operations of $0.68; Adjusted earnings per share of $0.90, an increase of 23%

WALTHAM, Mass.--(BUSINESS WIRE)--October 31, 2018--PerkinElmer, Inc. (NYSE: PKI), a global leader committed to innovating for a healthier world, today reported financial results for the third quarter ended September 30, 2018.

The Company reported GAAP earnings per share from continuing operations of $0.68, as compared to GAAP earnings per share from continuing operations of $0.87 in the third quarter of 2017. GAAP revenue for the quarter was $674.3 million, as compared to $554.3 million in the third quarter of 2017. GAAP operating income from continuing operations for the quarter was $80.2 million, as compared to $78.0 million in the third quarter of 2017. GAAP operating profit margin was 11.9% as a percentage of revenue.

Adjusted earnings per share from continuing operations for the quarter was $0.90, as compared to $0.73 in the third quarter of 2017. Adjusted revenue for the quarter was $674.5 million, as compared to $554.5 million in the third quarter of 2017. Adjusted operating income from continuing operations for the quarter was $128.6 million, as compared to $105.3 million for the same period a year ago. Adjusted operating profit margin was 19.1% as a percentage of adjusted revenue.

Adjustments for the Company's non-GAAP financial measures have been noted in the attached reconciliations.

“We were pleased with the high-single digit organic revenue growth and greater than 20% adjusted EPS growth in the third quarter,” said Robert Friel, chairman and chief executive officer of PerkinElmer. “This performance reinforces our belief that we have both the organization and the businesses to continue to increase our top-line growth rate and profitability.”

Financial Overview by Reporting Segment for the Third Quarter of 2018

Discovery & Analytical Solutions

  Revenue was $406.2 million, as compared to $385.4 million for the third quarter of 2017. Reported revenue increased 5% and organic revenue increased 7%.
  Operating income from continuing operations was $48.4 million, as compared to $47.3 million for the comparable prior period.
  Adjusted operating income was $68.0 million, as compared to $61.8 million in the third quarter of 2017.

Diagnostics

  Revenue was $268.1 million, as compared to $168.9 million for the third quarter of 2017. Reported revenue increased 59% and organic revenue increased 8%.
  Operating income from continuing operations was $47.4 million, as compared to $43.4 million for the comparable prior period.
  Adjusted operating income was $76.2 million, as compared to $56.0 million in the third quarter of 2017.

Updates Financial Guidance – Full Year 2018

For the full year 2018, the Company previously forecast GAAP earnings per share from continuing operations of $2.39 and, on a non-GAAP basis, adjusted earnings per share of $3.65. The Company now forecasts GAAP earnings per share from continuing operations of $2.37, and on a non-GAAP basis, which is expected to include the adjustments noted in the attached reconciliation, adjusted earnings per share of $3.60.

Conference Call Information

The Company will discuss its third quarter results and its outlook for business trends in a conference call on October 31, 2018 at 5:00 p.m. Eastern Time. To access the call, please dial (720) 405-2250 prior to the scheduled conference call time and provide the access code 7286991.

A live audio webcast of the call will be available on the Investor section of the Company’s Web site, www.perkinelmer.com. Please go to the site at least 15 minutes prior to the call in order to register, download, and install any necessary software. An archived version of the webcast will be posted on the Company’s Web site for a two week period beginning approximately two hours after the call.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities, acquisitions and divestitures. Words such as "believes," "intends," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) fluctuations in the global economic and political environments; (3) our failure to introduce new products in a timely manner; (4) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses such as EUROIMMUN and licensed technologies into our existing business or to make them profitable, or successfully divest businesses; (5) our failure to adequately protect our intellectual property; (6) the loss of any of our licenses or licensed rights; (7) our ability to compete effectively; (8) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (9) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (10) disruptions in the supply of raw materials and supplies; (11) the manufacture and sale of products exposing us to product liability claims; (12) our failure to maintain compliance with applicable government regulations; (13) regulatory changes; (14) our failure to comply with healthcare industry regulations; (15) economic, political and other risks associated with foreign operations; (16) our ability to retain key personnel; (17) significant disruption in our information technology systems; (18) our ability to obtain future financing; (19) restrictions in our credit agreements; (20) the United Kingdom’s intention to withdraw from the European Union; (21) our ability to realize the full value of our intangible assets; (22) significant fluctuations in our stock price; (23) reduction or elimination of dividends on our common stock; and (24) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer

PerkinElmer, Inc. is a global leader focused on innovating for a healthier world. The Company reported revenue of approximately $2.3 billion in 2017, has about 11,000 employees serving customers in more than 150 countries, and is a component of the S&P 500 Index. Additional information is available through 1-877-PKI-NYSE, or at www.perkinelmer.com.

PerkinElmer, Inc. and Subsidiaries CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Nine Months Ended
(In thousands, except per share data)	September 30, 2018	October 1, 2017	September 30, 2018	October 1, 2017

Revenue	$674,313	$554,275	$2,021,647	$1,615,352

Cost of revenue	341,986	285,308	1,056,958	849,027
Selling, general and administrative expenses	196,769	152,775	601,374	449,642
Research and development expenses	48,848	34,885	142,028	101,731
Restructuring and contract termination charges, net	6,508	3,269	13,086	12,920

Operating income from continuing operations	80,202	78,038	208,201	202,032

Interest income	(316)	(802)	(754)	(1,512)
Interest expense	16,684	10,974	50,745	32,510
Gain on disposition of businesses and assets, net	(13,031)	-	(13,031)	301
Other income, net	(1,176)	(37,188)	(7,013)	(45,096)

Income from continuing operations, before income taxes	78,041	105,054	178,254	215,829

Provision for income taxes	2,596	8,508	12,101	20,495

Income from continuing operations	75,445	96,546	166,153	195,334

Income from discontinued operations, before income taxes	-	-	-	650
(Loss) gain on disposition of discontinued operations, before income taxes	(308)	(206)	(859)	180,171
(Benefit from) provision for income taxes on discontinued operations and dispositions	(1,411)	5,262	(1,341)	42,405

Gain (loss) from discontinued operations and dispositions	1,103	(5,468)	482	138,416

Net income	$76,548	$91,078	$166,635	$333,750

Diluted earnings per share:
Income from continuing operations	$0.68	$0.87	$1.49	$1.77

Gain (loss) from discontinued operations and dispositions	0.01	(0.05)	0.00	1.25

Net income	$0.69	$0.82	$1.49	$3.02

Weighted average diluted shares of common stock outstanding	111,747	110,993	111,510	110,653

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional Supplemental Information (1):
(per share, continuing operations)

GAAP EPS from continuing operations	$0.68	$0.87	$1.49	$1.77
Amortization of intangible assets	0.32	0.16	0.90	0.47
Purchase accounting adjustments	0.04	0.01	0.27	0.06
Significant litigation matter	0.01	-	0.05	-
Acquisition and divestiture-related costs	0.02	(0.28)	0.05	(0.27)
Disposition of businesses and assets, net	(0.12)	-	(0.12)	0.00
Mark to market on postretirement benefits	-	-	-	(0.00)
Restructuring and contract termination charges, net	0.06	0.03	0.12	0.12
Tax on above items	(0.03)	(0.06)	(0.27)	(0.20)
Impact of tax act	(0.06)	-	(0.05)	-
Adjusted EPS	$0.90	$0.73	$2.43	$1.94

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries REVENUE AND OPERATING INCOME (LOSS)

		Three Months Ended		Nine Months Ended
(In thousands, except percentages)		September 30, 2018	October 1, 2017	September 30, 2018	October 1, 2017

DAS	Reported revenue	$406,166	$385,382	$1,233,319	$1,130,270

	Reported operating income from continued operations	48,381	47,258	149,243	128,604
	OP%	11.9%	12.3%	12.1%	11.4%
	Amortization of intangible assets	11,384	12,826	34,567	37,453
	Purchase accounting adjustments	71	16	101	48
	Acquisition and divestiture-related costs	1,688	-	1,759	348
	Significant litigation matter	633	-	5,050	-
	Restructuring and contract termination charges, net	5,890	1,729	11,566	9,716
	Adjusted operating income	68,047	61,829	202,286	176,169
	Adjusted OP%	16.8%	16.0%	16.4%	15.6%

Diagnostics	Reported revenue	268,147	168,893	788,328	485,082
	Purchase accounting adjustments	187	185	562	556
	Adjusted revenue	268,334	169,078	788,890	485,638

	Reported operating income from continued operations	47,411	43,361	104,585	113,024
	OP%	17.7%	25.7%	13.3%	23.3%
	Amortization of intangible assets	23,878	4,850	66,112	14,807
	Purchase accounting adjustments	3,886	851	29,517	6,400
	Acquisition and divestiture-related costs	25	5,417	4,176	11,368
	Significant litigation matter	365	-	193	-
	Restructuring and contract termination charges, net	618	1,540	1,520	3,204
	Adjusted operating income	76,183	56,019	206,103	148,803
	Adjusted OP%	28.4%	33.1%	26.1%	30.6%

Corporate	Reported operating loss	(15,590)	(12,581)	(45,627)	(39,596)

Continuing Operations	Reported revenue	$674,313	$554,275	$2,021,647	$1,615,352
	Purchase accounting adjustments	187	185	562	556
	Adjusted revenue	674,500	554,460	2,022,209	1,615,908

	Reported operating income from continued operations	80,202	78,038	208,201	202,032
	OP%	11.9%	14.1%	10.3%	12.5%
	Amortization of intangible assets	35,262	17,676	100,679	52,260
	Purchase accounting adjustments	3,957	867	29,618	6,448
	Acquisition and divestiture-related costs	1,713	5,417	5,935	11,716
	Significant litigation matter	998	-	5,243	-
	Restructuring and contract termination charges, net	6,508	3,269	13,086	12,920
	Adjusted operating income	$128,640	$105,267	$362,762	$285,376
	Adjusted OP%	19.1%	19.0%	17.9%	17.7%

REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	September 30, 2018	December 31, 2017

Current assets:
Cash and cash equivalents	$149,513	$202,134
Accounts receivable, net	551,385	552,304
Inventories, net	354,244	351,675
Other current assets	110,353	93,842
Total current assets	1,165,495	1,199,955

Property, plant and equipment:
At cost	724,053	630,919
Accumulated depreciation	(407,004)	(332,853)
Property, plant and equipment, net	317,049	298,066
Intangible assets, net	1,223,775	1,346,940
Goodwill	2,920,689	3,002,198
Other assets, net	235,347	244,304
Total assets	$5,862,355	$6,091,463

Current liabilities:
Current portion of long-term debt	$20,072	$217,306
Accounts payable	180,693	222,093
Short-term accrued restructuring and contract termination charges	8,079	8,759
Accrued expenses and other current liabilities	475,743	500,642
Current liabilities of discontinued operations	2,165	2,102
Total current liabilities	686,752	950,902

Long-term debt	1,882,502	1,788,803
Long-term liabilities	720,632	848,570
Total liabilities	3,289,886	3,588,275

Total stockholders' equity	2,572,469	2,503,188
Total liabilities and stockholders' equity	$5,862,355	$6,091,463

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	September 30, 2018	October 1, 2017	September 30, 2018	October 1, 2017
	(In thousands)		(In thousands)

Operating activities:
Net income	$76,548	$91,078	$166,635	$333,750
(Gain) loss from discontinued operations and dispositions, net of income taxes	(1,103)	5,468	(482)	(138,416)
Income from continuing operations	75,445	96,546	166,153	195,334
Adjustments to reconcile income from continuing operations
to net cash provided by continuing operations:
Stock-based compensation	11,127	4,412	23,275	16,179
Restructuring and contract termination charges, net	6,508	3,269	13,086	12,920
Depreciation and amortization	45,161	26,002	133,386	75,507
Change in fair value of contingent consideration	3,739	651	10,804	1,560
Amortization of deferred debt financing costs and accretion of discounts	935	705	2,454	1,936
Gain on disposition of businesses and assets, net	(13,031)	-	(13,031)	301
Gain on sale of investments, net	(557)	-	(557)	-
Amortization of acquired inventory revaluation	-	-	18,160	4,240
Changes in assets and liabilities which provided (used) cash, excluding effects from companies acquired:
Accounts receivable, net	6,098	5,756	(12,670)	10,971
Inventories	1,680	(15,295)	(41,313)	(25,208)
Accounts payable	(12,203)	8,396	(36,587)	(12,459)
Accrued expenses and other	(31,510)	(60,925)	(111,341)	(116,118)
Net cash provided by operating activities of continuing operations	93,392	69,517	151,819	165,163
Net cash used in operating activities of discontinued operations	(200)	(11,013)	(200)	(4,806)
Net cash provided by operating activities	93,192	58,504	151,619	160,357

Investing activities:
Capital expenditures	(20,835)	(10,889)	(60,443)	(22,362)
Settlement of cash flow hedges	-	60,420	-	60,420
Purchases of investments	-	-	(5,500)	-
Proceeds from surrender of life insurance policies	-	-	72	45
Proceeds from disposition of businesses and assets	37,854	-	38,027	-
Payment of acquisitions, net of cash and cash equivalents acquired	(9,000)	-	(44,057)	(123,578)
Net cash provided (used in) by investing activities of continuing operations	8,019	49,531	(71,901)	(85,475)
Net cash (used in) provided by investing activities of discontinued operations	-	(4,203)	-	272,779
Net cash provided by (used in) investing activities	8,019	45,328	(71,901)	187,304

Financing Activities:
Payments on borrowings	(352,000)	(1,015)	(1,019,000)	(146,965)
Proceeds from borrowings	263,000	-	605,000	146,952
Proceeds from sale of senior debt	-	-	369,340	-
Payments of debt issuance costs	-	-	(2,634)	-
Settlement of cash flow hedges	2,426	(7,225)	(30,285)	(11,539)
Net payments on other credit facilities	(12,717)	(295)	(22,871)	(872)
Payments for acquisition-related contingent consideration	(12,800)	-	(12,800)	(8,940)
Proceeds from issuance of common stock under stock plans	11,136	781	19,484	14,004
Purchases of common stock	(325)	(215)	(4,974)	(3,480)
Dividends paid	(7,751)	(7,714)	(23,222)	(23,077)
Net cash used in financing activities of continuing operations	(109,031)	(15,683)	(121,962)	(33,917)
Net cash used in financing activities of discontinued operations	-	-	-	(533)
Net cash used in financing activities	(109,031)	(15,683)	(121,962)	(34,450)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(3,059)	5,017	(7,410)	19,945

Net decrease in cash, cash equivalents, and restricted cash	(10,879)	93,166	(49,654)	333,156
Cash, cash equivalents, and restricted cash at beginning of period	163,596	616,558	202,371	376,568
Cash, cash equivalents, and restricted cash at end of period	$152,717	$709,724	$152,717	$709,724

Supplemental disclosure of cash flow information:
Reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total shown in the consolidated statements of cash flows:
Cash and cash equivalents	149,513	709,488	149,513	709,488
Restricted cash included in other current assets	3,204	236	3,204	236
Total cash, cash equivalents and restricted cash	$152,717	$709,724	$152,717	$709,724

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Three Months Ended
	September 30, 2018		October 1, 2017

Adjusted revenue:
Revenue	$674.3		$554.3
Purchase accounting adjustments	0.2		0.2
Adjusted revenue	$674.5		$554.5

Adjusted gross margin:
Gross margin	$332.3	49.3%	$269.0	48.5%
Amortization of intangible assets	11.6	1.7%	7.1	1.3%
Purchase accounting adjustments	0.2	0.0%	0.2	0.0%
Adjusted gross margin	$344.1	51.0%	$276.3	49.8%

Adjusted SG&A:
SG&A	$196.8	29.2%	$152.8	27.6%
Amortization of intangible assets	(20.0)	-3.0%	(10.5)	-1.9%
Purchase accounting adjustments	(3.8)	-0.6%	(0.7)	-0.1%
Acquisition and divestiture-related expenses	(1.7)	-0.3%	(5.4)	-1.0%
Significant litigation matter	(1.0)	-0.1%	-	0.0%
Adjusted SG&A	$170.3	25.2%	$136.2	24.6%

Adjusted R&D:
R&D	$48.8	7.2%	$34.9	6.3%
Amortization of intangible assets	(3.7)	-0.5%	(0.1)	0.0%
Adjusted R&D	$45.2	6.7%	$34.8	6.3%

Adjusted operating income:
Operating income	$80.2	11.9%	$78.0	14.1%
Amortization of intangible assets	35.3	5.2%	17.7	3.2%
Purchase accounting adjustments	4.0	0.6%	0.9	0.2%
Acquisition and divestiture-related expenses	1.7	0.3%	5.4	1.0%
Significant litigation matter	1.0	0.1%	-	0.0%
Restructuring and contract termination charges, net	6.5	1.0%	3.3	0.6%
Adjusted operating income	$128.6	19.1%	$105.3	19.0%

	PKI
	Three Months Ended
	September 30, 2018		October 1, 2017

Adjusted EPS:
GAAP EPS	$0.69		$0.82
Discontinued operations, net of income taxes	0.01		(0.05)
GAAP EPS from continuing operations	0.68		0.87
Amortization of intangible assets	0.32		0.16
Purchase accounting adjustments	0.04		0.01
Significant litigation matter	0.01		-
Acquisition and divestiture-related expenses	0.02		(0.28)
Gain on disposition of businesses and assets, net	(0.12)		-
Restructuring and contract termination charges, net	0.06		0.03
Tax on above items	(0.03)		(0.06)
Impact of tax act	(0.06)		-
Adjusted EPS	$0.90		$0.73

	DAS
	Three Months Ended
	September 30, 2018		October 1, 2017

Revenue	$406.2		$385.4

Adjusted operating income:
Operating income	$48.4	11.9%	$47.3	12.3%
Amortization of intangible assets	11.4	2.8%	12.8	3.3%
Purchase accounting adjustments	0.1	0.0%	0.0	0.0%
Acquisition and divestiture-related expenses	1.7	0.4%	-	0.0%
Significant litigation matter	0.6	0.2%	-	0.0%
Restructuring and contract termination charges, net	5.9	1.5%	1.7	0.4%
Adjusted operating income	$68.0	16.8%	$61.8	16.0%

	Diagnostics
	Three Months Ended
	September 30, 2018		October 1, 2017

Adjusted revenue:
Revenue	$268.1		$168.9
Purchase accounting adjustments	0.2		0.2
Adjusted revenue	$268.3		$169.1

Adjusted operating income:
Operating income	$47.4	17.7%	$43.4	25.7%
Amortization of intangible assets	23.9	8.9%	4.9	2.9%
Purchase accounting adjustments	3.9	1.4%	0.9	0.5%
Acquisition and divestiture-related expenses	0.0	0.0%	5.4	3.2%
Significant litigation matter	0.4	0.1%	-	0.0%
Restructuring and contract termination charges, net	0.6	0.2%	1.5	0.9%
Adjusted operating income	$76.2	28.4%	$56.0	33.1%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Nine Months Ended
	September 30, 2018	October 1, 2017

Adjusted revenue:
Revenue	$2,021.6		$1,615.4
Purchase accounting adjustments	0.6		0.6
Adjusted revenue	$2,022.2		$1,615.9

Adjusted gross margin:
Gross margin	$964.7	47.7%	$766.3	47.4%
Amortization of intangible assets	34.8	1.7%	21.3	1.3%
Purchase accounting adjustments	18.8	0.9%	4.8	0.3%
Adjusted gross margin	$1,018.3	50.4%	$792.5	49.0%

Adjusted SG&A:
SG&A	$601.4	29.7%	$449.6	27.8%
Amortization of intangible assets	(62.0)	-3.1%	(30.7)	-1.9%
Purchase accounting adjustments	(10.9)	-0.5%	(1.6)	-0.1%
Acquisition and divestiture-related expenses	(5.9)	-0.3%	(11.7)	-0.7%
Significant litigation matter	(5.2)	-0.3%	-	0.0%
Adjusted SG&A	$517.3	25.6%	$405.6	25.1%

Adjusted R&D:
R&D	$142.0	7.0%	$101.7	6.3%
Amortization of intangible assets	(3.8)	-0.2%	(0.2)	0.0%
Adjusted R&D	$138.2	6.8%	$101.5	6.3%

Adjusted operating income:
Operating income	$208.2	10.3%	$202.0	12.5%
Amortization of intangible assets	100.7	5.0%	52.3	3.2%
Purchase accounting adjustments	29.6	1.5%	6.4	0.4%
Acquisition and divestiture-related expenses	5.9	0.3%	11.7	0.7%
Significant litigation matter	5.2	0.3%	-	0.0%
Restructuring and contract termination charges, net	13.1	0.6%	12.9	0.8%
Adjusted operating income	$362.8	17.9%	$285.4	17.7%

	PKI
	Nine Months Ended
	September 30, 2018	October 1, 2017

Adjusted EPS:
GAAP EPS	$1.49		$3.02
Discontinued operations	0.00		1.25
GAAP EPS from continuing operations	1.49		1.77
Amortization of intangible assets	0.90		0.47
Purchase accounting adjustments	0.27		0.06
Significant litigation matter	0.05		-
Acquisition and divestiture-related expenses	0.05		(0.27)
Gain on disposition of businesses and assets, net	(0.12)		0.00
Mark to market on postretirement benefits	-		(0.00)
Restructuring and contract termination charges, net	0.12		0.12
Tax on above items	(0.27)		(0.20)
Impact of tax act	(0.05)		-
Adjusted EPS	$2.43		$1.94

	PKI
			Twelve Months Ended
			December 30, 2018
Adjusted EPS:			Projected
GAAP EPS from continuing operations			$2.37
Amortization of intangible assets			1.21
Purchase accounting adjustments			0.31
Significant litigation matter			0.05
Acquisition and divestiture-related expenses			0.06
Disposition of businesses and assets, net			(0.12)
Restructuring and contract termination charges, net			0.12
Tax on above items			(0.35)
Impact of tax act			(0.05)
Adjusted EPS			$3.60

	DAS
	Nine Months Ended
	September 30, 2018	October 1, 2017

Revenue	$1,233.3		$1,130.3

Adjusted operating income:
Operating income	$149.2	12.1%	$128.6	11.4%
Amortization of intangible assets	34.6	2.8%	37.5	3.3%
Purchase accounting adjustments	0.1	0.0%	0.0	0.0%
Acquisition and divestiture-related expenses	1.8	0.1%	0.3	0.0%
Significant litigation matter	5.1	0.4%	-	0.0%
Restructuring and contract termination charges, net	11.6	0.9%	9.7	0.9%
Adjusted operating income	$202.3	16.4%	$176.2	15.6%

	Diagnostics
	Nine Months Ended
	September 30, 2018	October 1, 2017

Adjusted revenue:
Revenue	$788.3		$485.1
Purchase accounting adjustments	0.6		0.6
Adjusted revenue	$788.9		$485.6

Adjusted operating income:
Operating income	$104.6	13.3%	$113.0	23.3%
Amortization of intangible assets	66.1	8.4%	14.8	3.1%
Purchase accounting adjustments	29.5	3.7%	6.4	1.3%
Acquisition and divestiture-related expenses	4.2	0.5%	11.4	2.3%
Significant litigation matter	0.2	0.0%	-	0.0%
Restructuring and contract termination charges, net	1.5	0.2%	3.2	0.7%
Adjusted operating income	$206.1	26.1%	$148.8	30.6%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

PKI
Three Months Ended
September 30, 2018
Organic revenue growth:
Reported revenue growth	22%
Less: effect of foreign exchange rates	-2%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	16%
Organic revenue growth	7%
Less: effect of Euroimmun	0%
Core organic revenue growth	7%

DAS
Three Months Ended
September 30, 2018
Organic revenue growth:
Reported revenue growth	5%
Less: effect of foreign exchange rates	-1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth	7%

Diagnostics
Three Months Ended
September 30, 2018
Organic revenue growth:
Reported revenue growth	59%
Less: effect of foreign exchange rates	-2%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	53%
Organic revenue growth	8%
Less: effect of Euroimmun	1%
Core organic revenue growth	7%

(1) amounts may not sum due to rounding

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that, in order to more fully understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash, non-recurring or other items, which result from facts and circumstances that vary in frequency and impact on continuing operations. Accordingly, we present non-GAAP financial measures as a supplement to the financial measures we present in accordance with GAAP. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by adjusting for certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

We use the term “adjusted revenue” to refer to GAAP revenue, including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year.

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency changes and including acquisitions growth from the comparable prior period, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We also exclude the impact of sales from divested businesses by deducting the effects of divested business revenue from the current and prior periods. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year.

We use the term “core organic revenue” to refer to GAAP revenue excluding Euroimmun, excluding the effect of foreign currency changes and including acquisitions growth from the comparable prior period, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We also exclude the impact of sales from divested businesses by deducting the effects of divested business revenue from the current and prior periods. We use the related term “core organic revenue growth” to refer to the measure of comparing current period core organic revenue with the corresponding period of the prior year.

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets and inventory fair value adjustments related to business acquisitions, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue.

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and significant environmental charges. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue.

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue.

We use the term “adjusted operating income,” to refer to GAAP operating income, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding amortization of intangible assets, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters, significant environmental charges, and restructuring and contract termination charges. We use the related terms “adjusted operating profit percentage,” “adjusted operating profit margin,” or “adjusted operating margin” to refer to adjusted operating income as a percentage of adjusted revenue.

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding discontinued operations, amortization of intangible assets, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters, significant environmental charges, disposition of businesses and assets, net, and restructuring and contract termination charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We also adjust for any tax impact related to the above items.

Management includes or excludes the effect of each of the items identified below in the applicable non-GAAP financial measure referenced above for the reasons set forth below with respect to that item:

  Amortization of intangible assets— purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.
  Revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules—accounting rules require us to account for the fair value of revenue from contracts assumed in connection with our acquisitions. As a result, our GAAP results reflect the fair value of those revenues, which is not the same as the revenue that otherwise would have been recorded by the acquired entity. We include such revenue in our non-GAAP measures because we believe the fair value of such revenue does not accurately reflect the performance of our ongoing operations for the period in which such revenue is recorded.
  Other purchase accounting adjustments—accounting rules require us to adjust various balance sheet accounts, including inventory and deferred rent balances to fair value at the time of the acquisition. As a result, the expenses for these items in our GAAP results are not the same as what would have been recorded by the acquired entity. Accounting rules also require us to estimate the fair value of contingent consideration at the time of the acquisition, and any subsequent changes to the estimate or payment of the contingent consideration and purchase accounting adjustments are charged to expense or income. We exclude the impact of any changes to contingent consideration from our non-GAAP measures because we believe these expenses or benefits do not accurately reflect the performance of our ongoing operations for the period in which such expenses or benefits are recorded.
  Acquisition and divestiture-related expenses—we incur legal, due diligence, stay bonuses, interest expense, foreign exchange gains and losses, significant acquisition integration expenses and other costs related to acquisitions and divestitures. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Restructuring and contract termination charges—restructuring and contract termination expenses consist of employee severance and other exit costs as well as the cost of terminating certain lease agreements or contracts. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are reported.
  Adjustments for mark-to-market accounting on post-retirement benefits—we exclude adjustments for mark-to-market accounting on post-retirement benefits, and therefore only our projected costs are used to calculate our non-GAAP measures. We exclude these adjustments because they do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure.
  Significant litigation matters—we incur expenses related to significant litigation matters. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Significant environmental charges—we incur expenses related to significant environmental charges. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Disposition of businesses and assets, net—we exclude the impact of gains or losses from the disposition of businesses and assets from our adjusted earnings per share. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.
  Impact of foreign currency changes on the current period—we exclude the impact of foreign currency from these measures by using the prior period’s foreign currency exchange rates for the current period because foreign currency exchange rates are subject to volatility and can obscure underlying trends.

The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions and divestitures, significant litigation matters, significant environmental charges, adjustments for mark-to-market accounting on post-retirement benefits, disposition of businesses and assets, net, restructuring and contract termination charges, and the revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision. The tax effect for the impact from foreign currency exchange rates on the current period is calculated based on the average rate currently in effect to determine our tax provision.

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures by which to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above is also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

CONTACT:
PerkinElmer, Inc.
Investor Relations:
Tommy J. Thomas, CPA, 781-663-5889
tommy.thomas@perkinelmer.com
or
Media Contact:
Fara Goldberg, 781-663-5699
fara.goldberg@perkinelmer.com